As filed with the Securities and Exchange Commission on October 14, 1997.
                             Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                 _____________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                          WEINGARTEN REALTY INVESTORS
(Exact  Name  of  Registrant  as  Specified  in  its  Charter)

            TEXAS                             74-1464203
(State or Other Jurisdiction of            (I.R.S. Employer
 Incorporation or Organization)         Identification Number)
   2600 CITADEL PLAZA DRIVE                   77292-4133
       P.O. BOX 924133                        (Zip Code)
       HOUSTON, TEXAS
    (Address of Principal
      Executive Officers)


             WEINGARTEN REALTY INVESTORS 1993 INCENTIVE SHARE PLAN
                           (Full Title of the Plan)
                            _______________________

                              STANFORD ALEXANDER
                                   CHAIRMAN
                          WEINGARTEN REALTY INVESTORS
                           2600 CITADEL PLAZA DRIVE
                                P.O. BOX 924133
                           HOUSTON, TEXAS 77292-4133
                    (Name and Address of Agent for Service)

                                (713) 866-6000
         (Telephone Number, Including Area Code, of Agent for Service)
                            _______________________

                                  Copies to:
                               BRYAN L. GOOLSBY
                                 GINA E. BETTS
                          LIDDELL, SAPP, ZIVLEY, HILL
                               & LABOON, L.L.P.
                          2200 ROSS AVENUE, SUITE 900
                             DALLAS, TEXAS  75201
                              __________________


                                     CALCULATION OF REGISTRATION FEE
                                     -------------------------------

                                                       Proposed           Proposed
                                                        Maximum            Maximum          Amount of
Tile of Securities                    Amount to be  Offering Price        Aggregate        Registration
to be registered (1)                   Registered      PerShare      Offering Price (2)      Fee (3)
------------------------------------  ------------  ---------------  -------------------  --------------
Common Shares of Beneficial. . . . .       500,000  $         40.25  $        20,125,000  $        6,098
Interest, par value $0.03 per share

(1)   In  addition,  pursuant  to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of  interests  to be offered or sold pursuant to the employee  benefit  plan  described  herein.
(2)   Estimated  solely  for  the  purpose  of  determining  the  registration  fee.
(3)   Calculated  pursuant  to  Rule  457(c).

                               EXPLANATORY NOTE

     This Registration Statement on Form S-8 is filed in order to register an additional 500,000 Common Shares of Beneficial Interest, par value $.03 per share, of Weingarten Realty Investors for issuance pursuant to the 1993 Incentive Share Plan (as amended, the "Plan"). The contents of that earlier Registration Statement (Registration No. 33-52473), which registered 500,000 shares for issuance under the Plan and was filed on March 1, 1994, are hereby incorporated by reference.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item  1.                    Plan  Information.  *

Item  2.          Registrant Information and Employee Plan Annual Information.
*

_______________________

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                          FORM OF REOFFER PROSPECTUS

                                 29,400 SHARES

                          WEINGARTEN REALTY INVESTORS
        Common Shares of Beneficial Interest, $.03 par value per share


     All of the 29,400 Common Shares of Beneficial Interest ("Common Shares"), $.03 par value per share, of Weingarten Realty Investors ("Weingarten" or the "Company") offered hereby are offered for the account of the shareholders described herein (the "Selling Shareholders"). See "Selling Shareholders." The Common Shares to be offered are those acquired by the Selling Shareholders pursuant to the Weingarten Realty Investors 1993 Incentive Share Plan. The Company will not receive any proceeds from the sale of such Common Shares by the Selling Shareholders. The 29,400 Common Shares offered hereby are referred  to  herein  as  the  "Selling  Shareholder  Shares."

     The Selling Shareholder Shares may be sold by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange (the "NYSE") or on any exchange on which the Common Shares are then traded, in the over-the-counter market, or otherwise at prices and at terms then prevailing, or in independent, negotiated transactions or otherwise. The Selling Shareholder Shares offered hereby may be sold at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholder Shares may be sold, without limitation, in one or more of the following types of transactions: (i) a block trade in which the broker or dealer so engaged will attempt to sell the Selling Shareholder Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus; (iii) an exchange distribution in accordance with the rules of the exchange; and/or (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for the other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. These brokers or dealers and any other participating brokers or dealers, as well as certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the sales of the Selling Shareholder Shares. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     The aggregate proceeds to the Selling Shareholders from the sale of the Selling Shareholder Shares will be the purchase price of the Selling Shareholder Shares sold less the aggregate agents' commissions and underwriters'discounts, if any, paid in connection with such sale. The Company will pay substantially all of the expenses incident to the registration of the Selling Shareholder Shares, except for selling commissions and discounts associated with the sale of the Selling Shareholder Shares, all of which will be paid by the Selling Shareholders.

     The Common Shares are listed on the NYSE under the symbol "WRI." The closing price of the Common Shares as reported on the NYSE on October 6, 1997, was $40.00 per share.



   THE COMMON SHARES OFFERED HEREBY INVOLVE CERTAIN RISKS.  SEE "RISK FACTORS"
                             BEGINNING ON PAGE 3.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL

               The date of this Prospectus is October 14, 1997.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part) on Form S-8 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Descriptions contained in this Prospectus of certain contracts or other documents which have been filed as exhibits to the Registration Statement are not necessarily complete, an in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such description being qualified in all respects by that reference. For further information regarding the Company and the securities offered hereby, reference is hereby made to the Registration Statement which may be obtained from the Commission at its principal office in Washington, D.C., upon payment of fees prescribed by the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. The reports, proxy and information statements, and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company and other registrants that have been filed electronically with the Commission. The address of such site is http://www.sec.gov. The Common Shares are traded on the NYSE. The reports, proxy and information statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (other than exhibits to those documents unless the exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates by reference). Requests should be directed to Mr. Stephen C. Richter, Weingarten Realty Investors, 2600 Citadel Plaza Drive, Houston, Texas 77008.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The  following  documents  are  incorporated  herein  by  reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; and

     4. The description of the Company's Common Shares contained in the registration statement on Form 8-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed by the Company with the Commission (File No. 1-9876).

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents with the Commission.

     Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in the Registration Statement, this Prospectus, or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                 RISK FACTORS

     In addition to the other information in this Prospectus, the following should be considered carefully in evaluating the Company and its business before purchasing the Common Shares offered hereby.

ADVERSE  CONSEQUENCES  OF  FAILURE  TO  QUALIFY  AS  A  REIT

     The Company must meet a number of highly technical and complex requirements to maintain its status as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). Failure to qualify as a REIT would result in the taxation of the Company at corporate rates and loss of pass-through tax treatment which would have a significant adverse effect on the return to shareholders. Failure to qualify as a REIT under the Code during a taxable year would generally render the Company ineligible to elect REIT status again until the fifth subsequent taxable year. The Company will not be required to make distributions to shareholders in the event that it fails to qualify as a REIT under the Code and there can be no assurance that the Company will continue to make distributions in such event. Transfers of the Common Shares are subject to certain restrictions to protect the Company's REIT status under the Code. In addition, the Company may be subject to state or local taxes. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT, the federal income tax consequences of such qualification or the application of state or local taxes to the Company.

REAL  ESTATE  INVESTMENT  CONSIDERATIONS

     Economic Performance and Value of Properties Dependent on Many Factors. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If the Company's properties do not generate income sufficient to meet operating expenses, including debt service, the Company's income and ability to make distributions to its shareholders will be adversely affected.

     The income from and market value of a leased property may be adversely affected by such factors as changes in the general economic climate, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants and competition from other available space. Real estate values and income are also affected by such factors as government regulations and changes in real estate, zoning or federal income tax laws, interest rate levels, the availability of financing and potential liability under environmental and other laws.

     Adverse economic conditions could adversely affect the ability of a tenant to make its lease payments to the Company, resulting in a reduction in the cash flow of the Company and a decrease in the value of the property leased to such tenant in the event the lease is terminated and the Company is unable to lease the property to another tenant on similar or better terms, or at all. In addition, the Company may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. The Company not only could lose the cash flow from such defaulting tenant, but in order to prevent a foreclosure, also might divert cash flow generated by other properties to meet mortgage payments, if any, and pay other expenses associated with owning the property with respect to which the default occurred.

     Dependence on Rental Income from Real Property to Meet Debt Obligations and Make Distributions. As substantially all of the Company's income is derived from rental income from real property, the Company's income and funds from operations could be adversely affected if a single major tenant was or a number of smaller tenants were unable to meet their obligations to the Company or if the Company was unable to lease on economically favorable terms a significant amount of space in its properties. Although such adverse effect may be limited by the fact that the Company does not rely on any single major tenant, such risk is not eliminated. In addition, the Company's tenants may have the right to terminate their leases upon the occurrence of certain customary events of default, or, in some cases, if the lease held by an anchor tenant or other principal tenant of the property expires, is terminated or the property subject to the lease is vacated, even if rent continues to be paid under the lease. No assurance can be given that leases that expire or are terminated can be renewed or replaced, or that the properties covered by leases that expire or are terminated can be leased to comparable tenants or on comparable terms, or at all.

     Risk of Bankruptcy of Major Tenants. The bankruptcy or insolvency of a major tenant or a number of small tenants may have an adverse impact on the properties affected and on the income produced by such properties. Under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its lease with the Company, the tenant must cure all defaults under the lease and provide the Company with adequate assurance of its future performance under the lease. If the tenant terminates the lease, the Company's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. General unsecured claims are the last claims to be paid in a bankruptcy and therefore funds may not be available to pay such claims. As of September 1, 1997, none of the Company's major tenants are currently in bankruptcy or defaulted on a lease.

     Illiquidity of Real Estate Investments. Equity real estate investments are relatively illiquid which limits the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, mortgage payments and, to the extent a property is not subject to a triple net lease, certain significant expenditures such as real estate taxes and maintenance costs generally are not reduced when circumstances cause a reduction in income from the investment, and should such events occur, the Company's income and cash available for distribution to shareholders would be adversely affected.

     Changes in Laws. Costs resulting from changes in real estate taxes generally may be passed through to tenants and, to such extent, will not materially affect the Company. Increases in income, service or transfer taxes, however, generally are not passed through to tenants under the lease and may adversely affect the Company's operating cash flow and its ability to make distributions to shareholders. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect the Company's operating cash flow and its ability to make distributions to shareholders.

DEVELOPMENT  AND  ACQUISITION  RISKS

     The Company intends to continue acquiring existing properties and development of new projects. New project development is subject to a number of risks, including risks of construction delays and cost overruns that may increase project costs, risks that the properties will not achieve anticipated occupancy levels or sustain anticipated rent levels, and new project commencement risks such as receipt of zoning, occupancy and other required governmental permits and authorizations and the incurrence of development costs in connection with projects that are not pursued to completion.

     In addition, the Company anticipates that its new development will be financed under lines of credit or other forms of short-term construction financing that will result in a risk that permanent financing on newly developed projects might not be available or would be available only on disadvantageous terms. In addition, the fact that the Company must distribute 95% of its ordinary taxable income in order to maintain its qualification as a REIT will limit the ability of the Company to rely upon income from operations or cash flow from operations to finance new development or acquisitions. As a result, if permanent debt or equity financing was not available on acceptable terms to refinance new development or acquisitions undertaken without permanent financing, further development activities or other acquisitions might be curtailed or cash available for distribution to shareholders might be adversely affected. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the costs of improvements to bring an acquired property up to standards established for the market position intended for that property will prove inaccurate, as well as general investment risks associated with any new real estate investment.



ENVIRONMENTAL  MATTERS

     Under various federal, state and local laws, ordinances and regulations, an owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The costs of any required remediation or removal of such substances may be substantial and the owner's liability therefor as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the property. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell the property or to borrow using real estate as collateral. Some of the Properties have been subject to Phase I environmental audits (which involve inspection without soil sampling or ground water analysis) by independent environmental consultants, while a majority of the Properties have undergone asbestos reviews and other types of limited environmental investigation. Phase I audit reports have not revealed any environmental liability, nor is the Company aware of any environmental liability, that the Company's management believes would have a material adverse effect on the Company's business, assets or results of operations, taken as a whole. No assurance, however, can be given that these reports reveal all environmental liabilities or that no prior owner created any material environmental condition not known to the Company. However, the Company maintains insurance in the amount of $1 million for clean-up costs and to cover third party liability.

     The Company believes that it is in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances, and the Company has not been notified by any governmental authority of any noncompliance, liability or other claim in connection with any of its present or former properties.

SHARES  AVAILABLE  FOR  FUTURE  SALE

     No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares or the perception that such sales could occur could adversely affect prevailing market prices for the Common Shares.

RISKS  FOR  IRAS  OR  INVESTORS  SUBJECT  TO  ERISA

     Fiduciaries of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider whether the investment of plan assets in the Common Shares satisfies the diversification requirements of ERISA, whether the investment is prudent in light of possible limitations on the marketability of the Common Shares, and whether such fiduciaries have authority to acquire such Common Shares under their appropriate governing instruments and Title I of ERISA. Also, fiduciaries of an individual retirement account ("IRA") should consider that an IRA may only make investments that are authorized by the appropriate governing instruments.

POSSIBLE  ADVERSE  IMPACT  OF  MARKET  CONDITIONS  ON  MARKET  PRICE

     The market value of the Common Shares could be substantially affected by general market conditions, including changes in interest rates, government regulatory action and changes in tax laws. An increase in market interest rates may lead purchasers of the Common Shares to demand a higher annual yield on the price paid for shares in the form of distributions by the Company, which would adversely affect the market price of the Common Shares.

                                  THE COMPANY

     Weingarten Realty Investors, a trust organized under the Texas Real Estate Investment Trust Act, and its predecessor entity began the ownership and development of shopping centers and other commercial real estate in 1948. The Company is self-advised and self-managed and, as of June 30, 1997, owned or had interests in 189 developed income-producing real estate projects, 164 of which were shopping centers, located in Texas (144), Louisiana (11), Arizona (9), Arkansas (5), New Mexico (5), Oklahoma (4), Nevada (4), Kansas
(3), Colorado (1), Missouri (1), Maine (1) and Tennessee (1). The Company's other commercial real estate projects included 22 industrial projects, two multi-family residential projects and one office building, which serves as the Company's headquarters. The Company's investment focus has been and continues to be on shopping centers and, to a lesser extent, industrial properties. Initially, the Company grew primarily through development of properties. With respect to these projects, the Company acquired the raw land, constructed buildings and leased the store spaces. More recently, the Company has expanded its property base primarily through acquisitions of properties previously developed by other parties which satisfy investment criteria similar to those applicable to new developments. Management believes that the majority of the Company's growth in the immediate future will continue to result from acquisitions, due to the continuing over-supply of existing retail real estate projects and the prevailing market discounts from reproduction costs for new projects. As part of its acquisition strategy, the Company seeks under-managed properties in good locations, the value of which can be enhanced through remerchandizing and renovating. Geographically, the Company considers expansion in areas where it currently has a presence or where it can acquire within a reasonable time frame a sufficient number of properties that meet its investment criteria.

     An equally important part of the Company's strategy has been to improve the cash flow and value of its existing portfolio through: (i) maximizing rental revenues, occupance and retail sales, (ii) operating the properties in the most cost effective manner and (iii) renovating and remerchandizing the tenant mix with respect to selected properties.

     Occupancy of the Company's total portfolio increased to 92.5% at June 30, 1997 from 92.1% at the end of the second quarter of the prior year and was down slightly from 93.0% at year end 1996. The Company has 3,300 leases and 2,500 different tenants. Leases for the Company's properties range from less than a year for smaller spaces to over 25 years for larger tenants; leases generally include minimum lease payments and contingent rentals for payment of taxes, insurance and maintenance and for an amount based on a percentage of the tenants' sales. The majority of the Company's anchor tenants are supermarkets, drugstores and other retailers which generally sell basic necessity-type items. During the first six months of 1997, the Company completed 270 renewals or leases comprising over 1.0 million square feet of retail space. Rental rates increased an average of 9.0% over the rates charged to the prior tenants before the cost of capital required to complete the lease and 4.6% net of capital costs. Retail sales on a same store basis increased by 1.6% based on sales reported during the last twelve months, with supermarket and drug stores up 1.8%.

     Management believes that its overall debt structure is conservative. Based upon the approximately $1.5 billion total market value of the Company at June 30, 1997, the Company's debt represented approximately 28% of its total market capitalization.

     The Company conducts its operations in order to qualify as a REIT under the Code. The Company's principal executive offices are located at 2600 Citadel Plaza Drive, Houston, Texas 77008, and its telephone number is (713) 866-6000. As used herein, the term "Company" refers to Weingarten Realty Investors and its predecessors unless the context otherwise specifically requires.


                                USE OF PROCEEDS

     The Common Shares offered hereby are being registered for the account of the Selling Shareholders and accordingly, the Company will not receive any proceeds from the sale of the Selling Shareholder Shares by the Selling Shareholders.


                             SELLING SHAREHOLDERS

     The  Selling  Shareholder  Shares  offered  by  this Prospectus have been acquired by the Selling Shareholders pursuant to the Weingarten Realty Investors 1993 Incentive Share Plan. Each Selling Shareholder will receive all of the net proceeds from the sale of his or her respective Selling Shareholder Shares offered hereby. The following table sets forth with respect to each of the Selling Shareholders owning 1,000 or more Common Shares issued under the Company's 1993 Incentive Share Plan: (i) the name of such Selling Shareholder; (ii) the nature of any position, office or other material relationship which the Selling Shareholders have had within the past three years with the Company or any of its predecessors or affiliates; (iii) the number of Common Shares owned by each Selling Shareholder as of September 1, 1997; and (iv) the number of Common Shares owned by each of the Selling
Shareholders  to  be  offered  hereby:



                                                                   PERCENTAGE OF
                                                                       COMMON
                                                                    SHARES OWNED
                        NUMBER OF COMMON SHARES  NUMBER OF COMMON      AFTER
                              OWNED AS OF             SHARES       COMPLETION OF
NAME AND RELATIONSHIP      SEPTEMBER 1, 1997      OFFERED HEREBY    THE OFFERING
----------------------  -----------------------  ----------------  --------------
Patty Bender(1). . . .                   14,908             2,000          0.056%
Candace DuFour(2). . .                   31,250             3,000          0.117
Johnny Hendrix(3). . .                   14,371             2,200          0.054
John Marcisz(4). . . .                   32,274             3,500          0.121
Steve Richter(5) . . .                   46,555             3,400          0.174
Bill Robertson(6). . .                   99,081             5,700          0.370
Tim Seckinger(7) . . .                    4,231             2,000          0.016
Jeff Tucker(8) . . . .                   39,325             3,400          0.147
Steve Weingarten(9). .                   63,495             2,200          0.237
Robert Smith(10) . . .                    4,515             2,000          0.017
                        -----------------------  ----------------  --------------
TOTALS . . . . . . . .                  350,005            29,400          1.307%
                        =======================  ================  ==============

(1)     Vice  President  of  the  Company.
(2)     Vice President of the Company.
(3)     Vice President of the Company.
(4)     Vice President of the Company.
(5)     Senior Vice President and Treasurer of the Company.
(6)     Executive Vice President of the Company.
(7)     Vice President of the Company.
(8)     Vice President of the Company.
(9)     Vice President of the Company.
(10)    Director of New Development and Acquisitions.


                             PLAN OF DISTRIBUTION

     The Selling Shareholder Shares offered hereby may be sold from time to time by the Selling Shareholders, or by the Selling Shareholders' pledgees, donees, transferees or other successors in interest, either directly by the
Selling Shareholder owning such shares or such Selling Shareholder's successors in interest or through agents, underwriters or dealers. Such sales may be effected in transactions on the NYSE, on any exchange on which the Common Shares may from time to time be traded, in independent, negotiated transactions or otherwise. The Common Shares offered hereby may be sold at market prices prevailing at the time of sale or at negotiated prices. Without limiting the generality of the foregoing, the shares offered hereby may be sold in the following manner: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(ii) a purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (iii) an ordinary brokerage transaction; or (iv) a transaction in which the broker solicits purchasers.

     Any broker, dealer or underwriter to be utilized by a Selling Shareholder will be selected by such Selling Shareholder. Any compensation payable to such persons by a Selling Shareholder will be negotiated in the future. The Selling Shareholders and any underwriters, dealers or agents that participate in distribution of the shares offered hereby may be deemed to be underwriters, and any profit on sale of the shares by the Selling Shareholders and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Selling Shareholder Shares covered hereby may be sold pursuant to the registration statement of which this Prospectus is a part, pursuant to Rule 144 promulgated by the Commission under the Securities Act or pursuant to an exemption from registration under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Common Shares offered hereby will be passed upon for the Company by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas.

                                    EXPERTS

     The financial statements and the related financial statement schedules incorporated in this Prospectus and Registration Statement by reference from the Weingarten Realty Investor's Annual Report on form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that any information contained therein is correct as of any time subsequent to the date hereof.



                               TABLE OF CONTENTS


                             Page
                             ----
Available Information . . .  2
Incorporation of Certain
     Documents by Reference  2
Risk Factors. . . . . . . .  3
The Company . . . . . . . .  5
Use of Proceeds . . . . . .  6
Selling Shareholders. . . .  6
Plan of Distribution. . . .  7
Legal Matters . . . . . . .  8
Experts . . . . . . . . . .  8




                                 29,400 SHARES



                                  WEINGARTEN
                                    REALTY
                                   INVESTORS


                                 COMMON SHARES
                            OF BENEFICIAL INTEREST







                                  PROSPECTUS












                               October 14, 1997







                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.                    INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The documents listed below hereby are incorporated by reference into this registration statement on Form S-8 (the "Registration Statement"). All documents subsequently filed by Weingarten Realty Investors (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and before the filing of a post-effective amendment to the Registration Statement which indicates that all of the Common Shares of Beneficial Interest ("Common Shares") offered hereunder have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; and

     4. The description of the Company's Common Shares contained in the registration statement on Form 8-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed by the Company with the Commission (File No. 1-9876).

ITEM  4.                    DESCRIPTION  OF  SECURITIES

     Not  required.

ITEM  5.                    INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  applicable.

ITEM  6.                    INDEMNIFICATION  OF  TRUST  MANAGERS  AND OFFICERS

     Section 9.1(B) of the Texas Real Estate Investment Trust Act (the "Act") empowers a real estate investment trust to indemnify any person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative or any inquiry or investigation that can lead to such an action, suit, or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding had no reasonable cause to believe that his conduct was unlawful.

     The Act further provides that a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Section 9.1(B) of the Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

     Section 15 of the Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of an attorney for the real estate investment trust. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty under a real estate investment trust, save only for his own willful misfeasance or malfeasance or negligence.

     Article 16 of the Declaration of Trust provides that the Company shall indemnify officers and trust managers, as set forth below.

     (a) The Company shall indemnify, to the extent provided in the Company's Bylaws, every person who is or was a Trust Manager or officer of the Company or its corporate predecessor and any person who is or was serving at the request of the Company or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

     (b) If the indemnification provided in paragraph (a) is either (i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, the Company shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was a Trust Manager or officer of the Company or its corporate predecessor and every person who is or was serving at the request of the Company or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

     The Company's Bylaws provide that the Company may indemnify any Trust Manager or officer of the Company who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, because the person is or was a trust manager, officer, employee or agent of the Company, or is or was serving at the request of the Company in the same or another capacity in another corporation or business association, against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined that the person: (i) conducted himself in good faith; (ii) reasonably believed that, in the case of conduct in his official capacity, his conduct was in the best interests of the Company, and that, in all other cases, his conduct was at least not opposed to the best interests of the Company, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that, if the person is found liable to the Company, or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (A) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (B) will not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

ITEM  7.                    EXEMPTION  FROM  REGISTRATION  CLAIMED.

     The information required by Item 7 is not applicable to this Registration Statement.

ITEM  8.                    EXHIBITS.

     *5.1          Opinion  of  Liddell,  Sapp,  Zivley, Hill & LaBoon, L.L.P.
regarding  the  validity  of  the  securities  being  registered.

     *23.1          Consent  of  Deloitte  &  Touche  LLP

     *23.2          Consent  of  Liddell,  Sapp, Zivley, Hill & LaBoon, L.L.P.
(included  as  part  of  Exhibit  5.1).

     *24     Power of Attorney (See Page II-4 of this Registration Statement).



*  Filed  herewith.

ITEM  9.                    UNDERTAKINGS.

     The  Company  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trust managers, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a trust manager, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such trust manager, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 13th day of October, 1997.

                                   WEINGARTEN  REALTY  INVESTORS



                                   By:  /s/  Stanford  Alexander
                                        --------------------------------------
                                          Stanford  Alexander
                                          Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stanford Alexander and Martin Debrovner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), abbreviated registration statements pursuant to Rule 462 under the Securities Act of 1933, exhibits and supplements thereto, with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


Signatures                                 Title                      Date
----------------------------  --------------------------------  ----------------
/s/ Stanford Alexander        Chairman and Trust Manager        October 13, 1997
----------------------------
Stanford Alexander            (Chief Executive Officer)
/s/ Andrew MAlexander         President and Trust Manager       October 13, 1997
----------------------------
Andrew M. Alexander
/s/ Robert J. Cruikshank      Trust Manager                     October 13, 1997
----------------------------
Robert J. Cruikshank
/s/ Martin Debrovner          Vice Chairman and Trust Manager   October 13, 1997
----------------------------
Martin Debrovner
/s/ Melvin A. Dow             Trust Manager                     October 13, 1997
----------------------------
Melvin A. Dow
/s/ Stephen A. Lasher         Trust Manager                     October 13, 1997
----------------------------
Stephen A. Lasher
/s/ Joseph W. Robertson, Jr.  Executive Vice President          October 13, 1997
----------------------------
Joseph W. Robertson, Jr.      and Trust Manager
                              (Chief Financial Officer)
/s/ Douglas W. Schnitzer      Trust Manager                     October 13, 1997
----------------------------
Douglas W. Schnitzer
/s/ Marc J. Shapiro           Trust Manager                     October 13, 1997
----------------------------
Marc J. Shapiro
/s/ J.T. Trotter              Trust Manager                     October 13, 1997
----------------------------
J.T. Trotter


                                 EXHIBIT INDEX

Exhibit
Number
------

*   5.1    Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. regarding the  validity  of  the  securities  being  registered.

*  23.1    Consent  of  Deloitte  &  Touche  LLP

*  23.2    Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included as  part  of  Exhibit  5.1).

*  24.1    Power of Attorney (See Page II-4 of this Registration Statement).


*  Filed  herewith.